UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Amendment 1

GENERAL FORM FOR REGISTRATION OF SECURITIES
Under Section 12(b) or (g) of the Securities Exchange Act of 1934

Sierra Resource Group, Inc.
(Exact Name of Small Business Issuer in its Charter)

Date of earliest event reported:
June 21, 2010

Nevada	000-25301	88-0413922
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

6586 Hypoluxo Rd., Suite 307, Lake Worth, Florida 33467
 (Address of Registrant's Principal Executive Offices) (Zip Code)

 (561) 369-1676

Securities to be Registered Under Section 12(b) of the Act: None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock
$.001 Par Value
(Title of Class)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our",  "our company" or “Sierra” refer to Sierra Resource Group, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains "forward-looking statements". Forward-looking statements include, but are not limited to, statements with respect to the future price of copper, the timing of exploration activities, the estimation of mineral reserves and mineral resources, the results of drilling, estimated future capital and operating costs, future stripping ratios, projected mineral recovery rates and our commitment to, and plans for developing the Chloride Copper project. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "can", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: risks related to the exploration and potential development of the Chloride Copper Project, risks related to operations, the actual results of current exploration activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of copper, as well as those factors discussed in the sections relating to risk factors of our business filed required reports and filings with the Securities and Exchange Commission on its Edgar Database. Although we have attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results to be materially different from those anticipated, described, estimated, assessed or intended.  There can be no assurance that any forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 1. Registrant’s Business and Operations.
Item 1.01 Entry into a Material Definitive Agreement.
Not Applicable.

Section 2- Financial Information.
Item  2.01 - Acquisition Of Assets.
On April 23, 2010, we completed the purchase of an 80% interest of the Chloride Copper Project (“Chloride Copper” Interest), a former copper producing property consisting of a mineral deposit and some infrastructure located near Kingston, Arizona from Medina Property Group, LLC, a Florida limited liability company, controlled by George Medina.  In exchange for the purchase of the Chloride Copper Interest, we issued 12,750,000 shares of our common stock to Medina and paid cash consideration of $125,000.  The 12,750,000 shares issued to Medina represent 65% of our common shares outstanding upon issuance.  As a result, a change of our shareholder voting control occurred.

Our beneficial owner, Black Diamond Realty Management, LLC,  returned 5,348,000 shares to our treasury in connection with the transaction.  The agreement with Medina was filed as Exhibit 10.01 to our Form 8-K filed on or about April 29, 2010,  with the Securities and Exchange Commission reporting our entry into a material definitive agreement. Our April 29, 2010, 8-K is incorporated herein by reference.

Our Business.
Chloride Copper Project
The Chloride Copper Mine property consists of 37 unpatented lode-mining claims and 12 mill site claims. The Chloride Copper Mine is an open pit mine with an existing SX/EW processing plant, a leach-solvent extraction-electro-winning process that utilizes smelter acid to produce copper from oxidized ores and mine wastes. The mine is located 24km northwest of Kingman, in the Wallapai District, Mohave County, Arizona.

Copper is traditionally known as the "red" metal after its natural color. However, it is also known as a "green" metal for the green patina that it acquires due to weathering. Indeed, patinized copper is the architectural focal point of many modern buildings for its natural look. Beyond this, however, copper can truly be cited as the "green" metal both for its role in protecting the natural environment through its use in energy-saving applications and for the achievements that have been realized in the production of the metal in an environmentally sound manner.

The energy efficiency resulting from the use of copper in high efficiency motors, electrical transformers, electrical wiring, heating elements, underground power lines, air conditioning and refrigeration equipment, electric vehicles, etc.

Based on management research, Copper mining has been contributing to the economy of Arizona since before the 16th Century. Beginning in the late 19th Century, copper mining and processing became one of the primary reasons which transformed Arizona from a wilderness to a modern industrial economy. The production of copper and byproduct metals, especially molybdenum, silver, and gold, remains an important part of the Arizona Economy.

The total impact of the copper industry on Arizona’s economy has shown a rising tendency as its direct impact increased. That total impact as of 2006, included combined direct and indirect contributions of:

$4.719 billion direct and indirect impact on the Arizona economy
$1.404 billion in personal income for Arizona residents
$2.990 billion in sales revenues for other Arizona businesses

 (SOURCE: ARIZONA MINING ASSOCIATION)
Arizona copper producers in 2006 had mining and processing operations at various locations in Cochise, Gila, Greenlee, Mohave, Pima, Pinal, and Yavapai counties that also produced substantial amounts of molybdenum, gold, silver, and other metals as byproducts in the production of copper. Arizona copper producers exported about 8% of the metals they produced to other countries, particularly in the Far East. Those exports brought in $437 million.

Arizona copper industry workers have among the highest rates of pay in the state, exceeding the average of $55,700 for manufacturing by 6%. (Source Arizona mining authority).

Management assessed what makes copper and copper-based products so valuable to us and why do societies depend on them. Copper’s chemical, physical and aesthetic properties make it a material of choice in a wide range of domestic, industrial and high technology applications. Copper is ductile, corrosion resistant, malleable and an excellent conductor of heat and electricity. Alloyed with other metals, such as zinc (to form brass), aluminum or tin (to form bronzes) or nickel, it can acquire new characteristics for use in highly specialized applications. In fact, society’s infrastructure is based, in part, upon copper. For instance, copper is used to: conducting electricity and heat, communications, transporting water and gas, roofing, gutters and downspouts, protecting plants and crops, and as a feed supplement, making statues and other forms of art.

Copper has been in use for 10,000 years, yet it is still a high technology material, as evidenced by the development of the copper chip by the semiconductor industry.

Arizona.
Modern-day Arizona has been shaped by many cultures, inventions and events. Native Americans, Spaniards, Mexicans and Europeans are just a few of the cultures that have made their marks and their homes in the Grand Canyon State. Meanwhile, inventions like air conditioning and events like the building of railroads and freeways have made it possible for people to live comfortably in the desert. What all these cultures, inventions and events have in common is a relationship to mining.

While mining brought people of many cultures to Arizona in search of fortunes, it was the minerals mined, like copper that provided for better living in the region. Without copper there could be no electricity and without electricity it is doubtful that Arizona's economy would have grown as it did.

Mining also helped shape the spirit and the personality of the region. Arizonans have long been described as "fiercely independent, adventurous and industrious" — all traits typical of early miners who helped settle this area. By understanding those miners, their challenges and their triumphs, one can better understand how Arizona has changed over the years and continues to prosper. Copper mining did not become important in Arizona until the 1890s. In most cases the copper camps of the 1890s were camps that had earlier mined other minerals, usually silver.

Since the 1950s relations between mining companies and organized labor have improved creating more flexibility, improving benefits, reducing levels of supervision and empowering employees. This new “team” concept of working is creating a more productive, unified workforce.

Arizona lead the United States in copper production, with approximately 65 percent of the copper produced in the United States coming from Arizona mines. (Source Arizona mining authority).

The Chloride Copper Project in Arizona.
We acquired 80% interest in the Chloride Copper project in June 2010. The property was formerly known as Emerald Isle. The Chloride Copper Mine property consists of 37 unpatented lode-mining claims and 12 mill site claims. The mine is located 24km northwest of Kingman, in the Wallapai District, Mohave County, Arizona. The Chloride Copper Mine is an open pit mine with an existing SX/EW processing plant, (leach-solvent extraction-electro-winning process that utilizes smelter acid to produce copper from oxidized ores and mine wastes). It operated at the site from 1995 before being idled in 1996 due to bankruptcy filing by the owner, at that time, (Arimetco).

The Chloride Copper deposit is hosted by late tertiary conglomerates and to a lesser extent, by Quaternary alluvium and Cretaceous granitic rocks. Copper mineralization at Chloride Copper is in the form of mineralized lenses contained within a paleochannel a few thousands of feet long and up to 750 feet wide. The source of copper at Chloride Copper is interpreted to be the low grade porphyry-type copper mineralization at Alum Wash, about 3.5 miles northeast of the Chloride Copper deposit.

The mineralization is characterized by dark blue to black rock similar to the Exotica deposit, a satellite of the huge Chuquicamata copper deposit in Chile.  Past exploration (seismic survey by Arimetco) results suggest that a paleochannel similar to the one hosting the Chloride Copper deposit may be present south of the current open pit.

It is the intent of management to re-tool the existing plant and begin to operate within 6 months of receiving funding.  In addition, the existing open pit can be expanded to accommodate the deposit south of the current pit.

Chloride Copper Project Highlights:
NI43-101 compliant technical report by Scott Wilson Roscoe Postle Associates (“RPA Report”).

RPA Report estimates that Chloride Copper contains an indicated resource of 2.22 million tons grading 0.625% TCu (total copper) at a cut-off grade of 0.03% TCu and 10 ft. minimum vertical thickness (27.5 million pounds of copper).

It is estimated by management, but not guaranteed, that once in production, the plant has the capacity of processing up to 450,000 pounds of copper per month for a period of 5 years without any further expansion or exploration, for a total of approximately 27,000,000 pounds of copper.

The SX/EW process has provided the copper industry with a tool that makes the extraction of copper from its ores significantly more environmentally friendly than by the use of the conventional smelting process.

Executive Summary

1. Objectives:
We will strive for maximum revenue return and cost reduction, thus, creating value added for our shareholders.

2. Chloride Copper:
To take the property into production within 6 months and to expand the existing pit to the south in 5 years.
Maintain environmentally friendly policies while impacting the local economy in an exponentially positive manner.

The Chloride Copper Project is located approximately 24 km northwest of the City of Kingman, Arizona and some 160 km south of Las Vegas, Nevada.
The population of Kingman is about 29,000 and the city is situated close to US Interstate Highway 40 within the Wallapai mining district, Mohave County, Arizona.
This property was formerly known as the Emerald Isle Property.
Access to the Chloride Copper property is by paved roads. Logistical support in terms of power and telephone lines is available at Kingman, which is linked to the Arizona Power grid.
Water is available from the county, the wells near the property and from the Mineral Park Mine nearby.
Infrastructure is good for mining activities since the area has a history of gold and copper mining.
Infrastructure for mining for mining equipment and personnel also are available at Phoenix and near Tucson, in southern Arizona, where a number of open pit copper mines are located.
A high power voltage line runs alongside Interstate Highway 40, about 2 km from the property.

The project comprises a mineral deposit and some infrastructure, which includes: a small open pit mine, an SX/EW plant, a leach pad with mineralized material for heap leaching, a pad with tailings from previous leaches and processing, three small low grade stockpiles and mine infrastructure including some buildings, office trailer and equipment.

The Chloride Copper deposit is hosted by Late Tertiary conglomerates and to a lesser extent, by Quaternary alluvium and Cretaceous granitic rocks.
Mineral resources have been estimated from 135 previous rotary and reverse circulation drill holes. Based on the review of past and recent exploration data:
The 2004 SGV drilling program has been carried out in a systematic manner and is well documented.
The new SGV drilling results have on an overall basis confirmed the previous drilling results, although there might be variability between individually twinned holes.
Past exploration (seismic survey by Ameritco) results suggest that a paleochannel similar to the one hosting the Chloride Copper deposit may be present south of the current open pit.
NI43-101 compliant technical report by Scott Wilson Roscoe Postle Associates (“RPA Report”).

RPA Report estimates that Chloride Copper contains an indicated resource of 2.22 million tons grading 0.625% TCu (total copper) at a cut-off grade of 0.03% TCu and 10 ft. minimum vertical thickness (27.5 million pounds of copper).

The SX/EW process has provided the copper industry with a tool that makes the extraction of copper from its ores significantly more environmentally friendly than by the use of the conventional smelting process.

It is estimated by management, but not guaranteed, that once in production, the plant has the capacity of processing up to 450,000 pounds of copper per month for a period of 5 years without any further expansion or exploration, for a total of approximately 27,000,000 pounds of copper.

The Chloride Copper Project is located approximately 24 km northwest of the City of Kingman, Arizona and some 160 km south of Las Vegas, Nevada.
The population of Kingman is about 29,000 and the city is situated close to US Interstate Highway 40 within the Wallapai mining district, Mohave County, Arizona.

This property was formerly known as the Emerald Isle Property.
Access to the Chloride Copper property is by paved roads. Logistical support in terms of power and telephone lines is available at Kingman, which is linked to the Arizona Power grid.

Water is available from the county, the wells near the property and from the Mineral Park Mine nearby.
Infrastructure is good for mining activities since the area has a history of gold and copper mining.

Infrastructure for mining for mining equipment and personnel also are available at Phoenix and near Tucson, in southern Arizona, where a number of open pit copper mines are located.
A high power voltage line runs alongside Interstate Highway 40, about 2 km from the property.

The project comprises a mineral deposit and some infrastructure, which includes: a small open pit mine, an SX/EW plant, a leach pad with mineralized material for heap leaching, a pad with tailings from previous leaches and processing, three small low grade stockpiles and mine infrastructure including some buildings, office trailer and equipment.

The Chloride Copper deposit is hosted by Late Tertiary conglomerates and to a lesser extent, by Quaternary alluvium and Cretaceous granitic rocks.

Mineral resources have been estimated from 135 previous rotary and reverse circulation drill holes. Based on the review of past and recent exploration data:
The 2004 SGV drilling program has been carried out in a systematic manner and is well documented.

The new SGV drilling results have on an overall basis confirmed the previous drilling results, although there might be variability between individually twinned holes.
Past exploration (seismic survey by Ameritco) results suggest that a paleochannel similar to the one hosting the Chloride Copper deposit may be present south of the current open pit.

NI43-101 compliant technical report by Scott Wilson Roscoe Postle Associates (“RPA Report”).

RPA Report estimates that Chloride Copper contains an indicated resource of 2.22 million tons grading 0.625% TCu (total copper) at a cut-off grade of 0.03% TCu and 10 ft. minimum vertical thickness (27.5 million pounds of copper).

The SX/EW process has provided the copper industry with a tool that makes the extraction of copper from its ores significantly more environmentally friendly than by the use of the conventional smelting process.

It is estimated by management, but not guaranteed, that once in production, the plant has the capacity of processing up to 450,000 pounds of copper per month for a period of 5 years without any further expansion or exploration, for a total of approximately 27,000,000 pounds of copper.

3. Vision:

We are representative of a modern socially and environmentally responsible mining industry that pushes for development while generating social progress and protecting our natural resources. By providing jobs and adding to the local economy we work together with local governments to help our communities overcome adverse economic cycles.

We represent a new vision for our industry that sets aside all predatory practices of the past.

4. The SX/EW Process:

The SX/EW Process is a hydrometallurgical process since it operates at ambient temperatures and the copper is in either an aqueous environment or an organic environment during its processing until it is reduced to the metal.

Because of its dependence on sulfuric acid, the SX/EW Process is at present not a substitute for, but rather an adjunct to conventional smelting. However, it is also applicable in locations where smelter acid is not available by the purchase of sulfuric acid or the manufacture of sulfuric acid from sulfur or pyrite.

It offers the opportunity to recover copper from an entirely different set of ores and mining byproducts than is possible by smelting; namely, oxidized materials. These may be mined copper minerals that are in oxidized form - minerals such as Azurite (2CuCO3 · Cu(OH)3), Brochantite (CuSO4), Chrysocolla (CuSiO3 · 2H2O) and Cuprite (Cu2O), residual copper in old mine waste dumps whose sulfide minerals have been oxidized by exposure to the air or sulfididic copper minerals that have been oxidized by another new technology - bacterial leaching.

The process can be used to extract copper in situ. That is, without removing the material from the waste pile or from the ground. The net result of the use of this process is that copper can be produced from sources that in the past would have gone untouched, thus reducing the reliance on conventional ore bodies.

This process is capable of removing copper from waste materials where otherwise it would have been considered a contaminant to the environment. In the United States, for example, copper is considered to be a toxic material released to the environment once it is mined, (under Emergency Planning and Community Right-to-Know Act (EPCRA) and the Environmental Protection Agency's Toxic Release Inventory (TRI)).

Copper mine dumps and flotation tailings constitute a significant inventory of copper that is considered to be a contaminant to the environment under TRI.

The SX/EW process, itself, has very little environmental impact because its liquid streams are very easily contained. There is no effluent inasmuch as all impurities are returned to the site where they originated and the sulfuric acid is eventually neutralized by the limestone in the ore body or waste dump where it is deposited as calcium sulfate (gypsum) - a very insoluble substance.

The SX/EW Process has its roots in analytical chemistry where it is used to separate one metallic ion from another. It was first used as a large-scale process during World War II for the recovery of uranium from its ores. The key to the process is the development of organic extractants that are specific to the metal to be extracted.

The process involves leaching the material with a weak acid solution. This solution, known as pregnant liquor, is recovered and then contacted with an organic solvent, referred to as the extractant, in the solvent extraction stage (SX). Here the copper is extracted away from the aqueous phase leaving behind most of the impurities that were in the leach solution. Since the copper ion is exchanged for hydrogen ion, the aqueous phase is returned to its original acidity and recycled to the leaching step of the process.

Meanwhile, the copper-bearing organic phase is stripped of its copper by contacting it with a strongly acidified aqueous solution at which time the copper is moved to the aqueous phase while the organic phase is reconstituted in its hydrogen form.

The copper-bearing aqueous phase is advanced to the electro-winning (EW) stage of the process while the barren organic phase is returned to the extraction stage of the process. In the electro-winning stage of the process the copper is reduced electrochemically from copper sulfate in solution to a metallic copper cathode. Electrowon copper cathodes are as pure as or purer than electro-refined cathodes from the smelting process. Thus they are well received by the market

Whereas the conventional process requires an estimated 65 MJ/kg of energy (not including scrap recycling) the SX/EW process requires an estimated 15 MJ/kg (from heap or dump leaching) to 36 MJ/kg. (from mined and crushed ore). In addition to variations in energy consumption based on the origin of the material leached, there are also variations based on the particular circumstances of the installation. In the United States, for example, the energy requirement for SX/EW processing of heap or dump leaching ranges from an estimated 10 MJ/kg to 25 MJ/kg - the difference being largely the pumping costs. In the case of the higher energy consumer, the pregnant liquor is pumped five miles from the leach site to the SX/EW plant.

The electro-winning of copper requires considerably more electrical energy than does the electro-refining process - an average of about 8 MJ/kg for electro-winning vs about 1.5 MJ/kg for electro-refining. In electro-winning the copper must be reduced from the cupric form to metal; whereas, in electro-refining the copper is already in metallic form and is merely transported from the anode to the cathode to purify it. Steps are under development to reduce the energy requirement of electro-winning by about 40% by a modification of the anode reaction.

Another advantage of the process is its low capital investment requirement relative to the smelting process and its ability to be operated economically in a small scale. In China, for example, where copper deposits are not plentiful and tend to be small, there are 40 to 50 "mom & pop" leaching operations involving SX/EW.

Risk Factors
In addition to the other information provided in this 8-K you should carefully consider the following risk factors in evaluating our business before purchasing our common stock. Our copper exploration activities are highly risky and speculative; accordingly, an investment in our common stock shares involves a high degree of risk. You should not invest in our common stock if you cannot afford to lose your entire investment. In deciding whether you should invest, you should carefully consider the following risk factors together with all of the other information contained in this report on Form 8-K. Any of the following risk factors may cause our exploration activities, prospects, financial condition or results of operations to be negatively impacted, which may lead to the loss of all or part of your investment.

 Risks Pertaining to our Operations
We engaged in mining developmental activities, which subjects us to risks associated with similarly situated  development stage companies in the mining business.
We are  a development stage company with a limited operating history since inception. We have minimal revenues and no record of profitability in our current business.  Our likelihood of success must be considered in light of the risks, expenses, difficulties and delays frequently encountered by companies that have a limited operating history.

Because the probability of any of our properties or claims ever being profitable is remote, any funds that we spend on exploration may be lost.
We own an eighty percent (80%) interest in one property, the Chloride Copper Project, which may not have deposits of copper or other metals that may be mined at a profit. Whether we will be able to mine this property a profit, depends upon many factors, including:

•	the size and grade of the deposit;
•	whether we can obtain sufficient financing on acceptable terms to conduct our exploration activities;
•	volatile and cyclical price activity of copper and other precious metals; and
•	the cost, personnel, and time burdens of governmental regulation, including taxes, royalties, land use, importing and exporting of minerals, and environmental protection.

The probability of an individual prospect ever having reserves that can be mined at a profit is remote. Accordingly, if we are unable to operate the Chloride Copper project at a profit because the deposits may not be of the quality or size that would enable us to make a profit from actual mining activities or because it may not be economically feasible to extract metals from the deposits, and in such case any funds spent on exploration activities will probably be lost, which may result in a loss of part of or your entire investment.

 Development of the Chloride Copper Project may lead to increased costs and burdens on our operations, which may negatively affect our financial condition and results of operations.
Development of the Chloride Copper Project will involve substantial efforts by us and/or third parties we retain.  We may encounter various technical and control problems during our development of this property.   Our proposed mining operations may involve longer periods of time or greater expenditures then is presently contemplated.  Such technical or operational problems may negatively impact the economic performance of the mining project and our financial condition.

Production of the Copper Chloride Mine is dependent on the availability of a sufficient water supply to support our mining operations.
Our mining operations require water for mining, ore processing and related support facilities.  Production at the Chloride Copper Mine is dependent on continuous maintenance of our water rights. Under Arizona law groundwater outside an active management area may be withdrawn and used for reasonable and beneficial use. The character of the water right that is groundwater versus surface water, may at some point become at issue and may be subject to adjudication to the extent certain water is determined to be surface water, which may subject us to additional costs and delays.

We may not have access to all of the materials we need to begin exploration, which could cause us to delay or suspend activities.
 Due to competitive demands for exploration services and obtaining necessary supplies and/or equipment, there may be disruptions in our planned exploration activities, especially if there are unforeseen shortages. We have not attempted to locate or negotiate with any alternative suppliers of products, equipment or materials. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available; if we are unable to do so, we will experience delays or suspension of our planned activities, which will adversely affect our exploration activities and financial condition.

Our estimates of reserves may be subject to uncertainty.
Reserve estimates are subject to uncertainty. Estimates are arrived at by using standard acceptable geological techniques, and are based on interpretive geological data obtained from drill holes, sampling techniques, assaying, surveying, and mapping. Feasibility studies are used to derive estimates of cash operating costs based on anticipated tonnage and grades of copper to be mined and processed, predicted configuration of ore bodies, expected recovery rates of metal from copper, operating costs, and other factors. Actual cash operating costs and economic returns may differ significantly from original estimates due to:

•	Fluctuations in current prices of metal commodities extracted from the deposits;
•	Changes in fuel prices and equipment;
•	Labor rates;
•	Changes in permit requirements; and

Any one or a combination of these factors may negatively affect the relative certainty or uncertainty of geological reports or reserve estimates.

Our Business depends upon the continued involvement of our Existing Management
The loss, individually or cumulatively, of Messrs, Stonehouse or Enright would adversely affect our business, prospects, and our ability to successfully conduct our exploration activities. We rely solely upon Messrs, Stonehouse and Enright’s judgment regarding our exploration activities, including whether to acquire, lease, or stake any potential properties and/or mineral interests. We anticipate that our business may become dependent upon other key personnel and/or consultants in the future. We do not presently carry key-man insurance on any of our officers, directors or employees, and cannot predict when or whether we will carry such insurance in the near future. We do not believe that we will be able to operate as originally planned in the event that we lose their services. Before you decide whether to invest in our common stock, you should carefully consider our reliance upon these personnel and that if we lose the benefit of their expertise, your investment may be negatively impacted.

Should we fail to effectively manage our growth, our operations and financial condition will be negatively affected.
We have plans to develop the Chloride Copper project which will place a significant strain on our management, operational and financial resources.  We expect to add additional key personnel to develop the property.  Additional employees will place significant demands on our management.  In order to manage the expected growth of our operations, we will be required to engage mining personnel, to improve existing structures, including improvement of internal management systems, on a timely basis.    There can be no assurance that our current personnel, systems, procedures and controls will be adequate to support our future operations or that management will be able to identify, hire, train, retain, motivate and manage required personnel or that management will be able to manage and exploit existing and potential opportunities successfully.  If we are unable to manage our operations effectively, our business, results of operations and financial condition will be materially adversely affected.

We may never achieve production, which is dependent on a number of assumptions and factors beyond our control.
Although we have prepared estimates of future copper production, we may never achieve our production estimates.  Our estimated mining costs and assumptions regarding ore grades and recovery rates may be incorrect.  Additionally, ground conditions, physical conditions of mineralization and our ability to obtain and maintain development and production related permits also may negatively affect whether we successfully enter and maintain a production phase. Our actual production may vary from our estimates if any of these assumptions prove to be incorrect and we may never achieve profitability.

Our estimate of ore reserves at the Chloride Copper Mine is based on total copper assays rather than soluble copper assays.
A reserve estimate based on total copper is an indirect measurement of copper recovery through leaching. Accordingly, we may have over-estimated the amount of recoverable copper at the Chloride Copper Mine.

We may be subject to unanticipated risks related to inadequate infrastructure.
Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure, such as reliable roads, bridges, power sources and water supply. Unusual or infrequent weather phenomena, sabotage, government or other interference could adversely affect infrastructure and hence our mining operations.

Our development of new ore bodies and other capital costs may cost more and provide less return than we estimate.
Capitalized development projects may cost more and provide less return than we estimate. If we are unable to realize a return on these investments, we may incur a related asset write-down that could adversely affect our financial results or condition. Our ability to sustain or increase our current level of production of metals partly depends on our ability to develop new ore bodies and/or expand existing mining operations. Before we can begin a development project, we must first determine whether it is economically feasible to do so. This determination is based on estimates of several factors, including:

•	ore reserves;

•	expected recovery rates of metals from the ore;

•	future metals prices;

•	facility and equipment costs;

•	availability of affordable sources of power and adequacy of water supply;

•	exploration and drilling success;

•	capital and operating costs of a development project;

•	environmental considerations and permitting;

•	adequate access to the site, including competing land uses (such as agriculture);

•	applicable tax rates;

•	assumptions used in determining the value of our pension plan assets and liabilities;

•	foreign currency fluctuation and inflation rates; and

•	availability of financing.

These estimates are based on geological and other interpretive data, which may be imprecise. As a result, actual operating and capital costs and returns from a development project may differ substantially from our estimates as a result of which it may not be economically feasible to continue with a development project.

Our ore reserve estimates may be imprecise.
Our ore reserve figures and costs are estimates and should not be interpreted in any way that we will actually recover the indicated quantities of these metals. You are strongly cautioned not to place undue reliance on estimates of reserves.  Reserve estimation is interpretive and based upon available data and various assumptions. Our reserve estimates may change based on actual production experience. Further, reserves are valued based on estimates of costs and metals prices, which may be inconsistent with our other operating and non-operating properties. The economic value of ore reserves may be adversely affected by:

•	declines in the market price of the various metals we mine;

•	increased production or capital costs;

•	reduction in the grade or tonnage of the deposit;

•	increase in the dilution of the ore; and

•	reduced recovery rates.

Short-term operating factors relating to our ore reserves, such as the need to sequentially develop ore bodies and the processing of new or different ore grades, may adversely affect our cash flow. We may use forward sales contracts and other hedging techniques to partially offset the effects of a drop in the market prices of the metals we mine. However, if the prices of metals that we produce decline substantially below the levels used to calculate reserves for an extended period, we could experience:

•	delays in new project development;

•	net losses;

•	reduced cash flow;

•	reductions in reserves; and

•	write-downs of asset values.

Efforts to expand the finite lives of our mines may be unsuccessful, which could hinder our growth and decrease the value of our stock.
Mineral exploration, particularly for copper is highly speculative and expensive. It involves significant risks and is often non-productive. Even if we have a valuable mineral deposit, it may be several years before production from that deposit is possible. During that time, it may become no longer feasible to produce those minerals for economic, regulatory, political or other reasons. As a result of high costs and other uncertainties, we may not be able to expand or replace our existing ore reserves as they are depleted, which would adversely affect our business and financial position in the future.

Our joint development and operating arrangements may be unsuccessful.
We may enter into joint venture arrangements in order to share the risks and costs of developing and operating properties. In a typical joint venture arrangement, the partners own a proportionate share of the assets, are entitled to indemnification from each other and are only responsible for any future liabilities in proportion to their interest in the joint venture. If a party fails to perform its obligations under a joint venture agreement, we could incur liabilities and losses in excess of our pro-rata share of the joint venture. Accordingly, we may make investments in exploration and development projects that may have to be written off in the event we do not proceed to a commercially viable mining operation.

Our ability to market our metals production may be affected by disruptions or closures of custom smelters and/or refining facilities.
We may sell substantially all of our metallic concentrates to custom smelters, with our ore bars sent to refiners for further processing before being sold to metal traders. If our ability to sell concentrates to our contracted smelters becomes unavailable, our operations could be adversely affected.

Mining accidents or other adverse events at an operation could decrease our anticipated production.
Production may be reduced below our historical or estimated levels as a result of mining accidents; unfavorable ground conditions; work stoppages or slow-downs; lower than expected ore grades; the metallurgical characteristics of the ore are less economical than anticipated; or our equipment or facilities fail to operate properly or as expected.

Our operations may be adversely affected by risks and hazards associated with the mining industry that may not be fully covered by insurance.
 Our business is subject to a number of risks and hazards including:

•	environmental hazards;

•	labor disputes or strikes;

•	unusual or unexpected geologic formations;

•	cave-ins;

•	explosive rock failures; and

•	unanticipated hydrologic conditions, including flooding and periodic interruptions due to inclement or hazardous weather conditions.

Such risks and hazards could result in:

•	personal injury or fatalities;

•	damage to or destruction of mineral properties or producing facilities;

•	environmental damage;

•	delays in exploration, development or mining;

•	monetary losses; and

•	legal liability.

We presently do not maintain insurance to protect against losses that may result from some of these risks at levels consistent with our historical experience, industry practice and circumstances surrounding each identified risk. Insurance against environmental risks is generally either unavailable or, we believe, too expensive for us, and we therefore do not maintain environmental insurance. Occurrence of events for which we are not insured may have an adverse effect on our business.

Financial Risks

Should we fail to successfully compete with our competitors, our name, operations, and financial condition will be negatively affected.
We will compete with other companies engaged in the copper mining industry, most of which are well established, have substantially greater financial and other resources than us, and have an established reputation for success in mining.  Therefore, we will face substantial competition in hiring and retaining of highly qualified mining, metallurgical, financial and administrative personnel.   Accordingly, there can be no assurance that we will be able to compete successfully with other companies or that we will achieve profitability.

Our financial condition raises substantial doubt about our ability to continue as a going concern.
As noted by our independent auditors, we have an accumulated deficit of $133,000 as of March 31, 2010, and our auditor has issued a going concern opinion. This means that there is substantial doubt whether we can continue as an ongoing business. We will need substantial financing to conduct our planned exploration activities with no present financing source identified; if we fail to obtain sufficient financing, we will be unable to pursue our business plan or our business operations will have to be curtailed or terminated, in which case you will lose part or all of your investment in our common stock.

We have limited cash resources and may be dependent on accessing additional financing to meet our expected cash needs.
 We have cash requirements for ongoing operating expenses, capital expenditures, working capital, and general corporate purposes, which we may be unable to obtain.

The global financial crisis may have an impact on our business and financial condition in ways that we currently cannot predict.
The continued credit crisis and related turmoil in the global financial system has had and may continue to have an impact on our business and financial position. The financial crisis may limit our ability to raise capital through credit and equity markets.

We have accumulated losses that may continue and/or increase in the future.
Many of the factors affecting our operating results are beyond our control, including the volatility of metals prices; smelter terms; diesel fuel prices; interest rates; global or regional political or economic policies; inflation; developments and crises; governmental regulations; continuity of ore bodies; and speculation and sales by central banks and other holders and producers of copper in response to these factors. We cannot foresee whether our operations will continue to generate sufficient revenue in order for us to generate net cash from operating activities.

We will have to spend additional funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.
We may also need capital more rapidly than currently anticipated and we may be unsuccessful in obtaining sufficient capital to accomplish any or all of our objectives Our inability to raise additional funds on a timely basis could prevent us from achieving our business objectives and could have a negative impact on our business, financial condition, results of operations and the value of your investment.

A major increase in our input costs, such as those related to acid, electricity, fuel and supplies, may have an adverse effect on our financial condition.
Our operations are affected by the cost of commodities and goods such as electrical power, sulfuric acid, fuel and supplies.  A major increase in any of these costs may have an adverse impact on our financial condition. For example, we expect that sulfuric acid and energy, including electricity and diesel fuel, will represent a significant portion of production costs at our operations. Shortages of sulfuric acid, electricity and fuel, may have an adverse effect on our financial condition. Sulfuric acid supply in the southwestern U.S. is produced primarily as a smelter by product at smelters in the southwest U.S. and in Mexico. We may not have an adequate supply of sulfuric acid without interruptions and we may be subject to market fluctuations in the price and supply of sulfuric acid.

Should any one or a combination of the above risks occur, our operations and financial condition may be negatively affected.

Other risks pertaining to mining operations may negatively affect our potential profitability or lead to additional accumulated losses or otherwise negatively affect our operations and financial condition.
Our Copper Mining operations inherently imply certain risks, including:

•
Worldwide economic cycles influence prices of base and precious metals.  As economies recede, demand for these commodities may decline, which may negatively impact the supply and demand ratio, causing prices to respond accordingly. The cash flow generated by mining activities is dependent on price levels of the metals produced. Future worldwide economic cycles may cause prices to vary outside assumed parameters in cash flow models which include certain price assumptions.

•	Ore grades vary within ore bodies. Lower grades than predicted might negatively impact cash flow since less metal may be produced from specific ore blocks.
•
Our economic performance is dependent upon production of the predicted and planned tonnage and grade from the mine.  Ground conditions in underground mines can cause fluctuation of tonnage production from that planned.  Lower tonnage from that planned would imply less metal production, and would negatively impact cash flow.

•
Economic performance of the mining operation is dependent on sales of the mine production. While both base and precious metals are commodities that are sold worldwide, they still must be sold. Failure to maintain an orderly market for the products would cause an interruption to cash flow until the production is sold.

•	The regularity of cash flow is dependent upon a regular sales program that we have not finalized.
•	Smelting costs fluctuate over time.
•	Transportation of concentrates and final metals produced to the market is subject to weather interruption.
•	The start date of mining operations may be impacted by delays in the various permits required by government agencies.

Legal, Markets and Regulatory Risks

If we fail to successfully acquire additional permits and renewals of permits to reactivate the Chloride Copper Mine, we will be unable to engage in operations
We need to obtain additional permits, including an aquifer protection permit, renewal applications or permits that pertain to a substantial change to our operations.  Should we fail to do,  we may be: (i)  prohibited from mining and/or processing operations; (ii) forced to reduce the scale of or all of our mining operations; or (iii)  prohibited or  restricted from proceeding with planned exploration or development of mineral properties.

We are required to obtain governmental and lessor approvals and permits in order to conduct mining operations.
In the ordinary course of business, mining companies are required to seek governmental approvals and permits for our operations. Obtaining the necessary governmental permits is a complex, time-consuming and costly process. The duration and success of our efforts to obtain permits are contingent upon many variables out of our control. Obtaining environmental permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority. There can be no assurance that all necessary approvals and permits will be obtained and, if obtained, that the costs involved will not exceed those that we previously estimated or the costs and delays associated with regulatory compliance could become such that we will be unable to proceed with our development activities or operations.

We face substantial governmental regulation and environmental risk.
Our business is subject to federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, and use of toxic substances, environmental regulations, mine safety and other matters. We are not presently involved in lawsuits or disputes. In the future we could be accused of causing environmental damage, violating environmental laws, or violating environmental permits, and we may be subject to lawsuits or disputes in the future. New legislation and regulations may be adopted or permit limits reduced at any time that result in additional operating expense, capital expenditures or restrictions and delays in the mining, production or development of our properties.

From time to time, the U.S. Congress considers proposed amendments to the General Mining Law of 1872, as amended, which governs mining claims and related activities on federal lands. The extent of any future changes is not known and the potential impact on us as a result of U.S. Congressional action is difficult to predict. Although a majority of our existing U.S. mining operations occur on private or patented property, changes to the General Mining Law, if adopted, could adversely affect our ability to economically develop mineral reserves on federal lands.

Risks Pertaining to our Common Shares

Our Common Shares may be diluted which will reduce your percentage of ownership of our Common Shares.
Our Common Shares may be subject to substantial dilution, including dilution resulting from issuances of Securities:
•	in future offerings;
•	to employees, consultants, joint venture partners and third party financing sources in amounts that are uncertain at this time;
•	for acquisitions; and
•	such as preferred stock with super voting rights, conversion rights or preferences over our common shares with respect to the payment of dividends or upon liquidation, dissolution or winding up.

We do not intend to pay dividends in the future.
We do not intend to pay dividends in the foreseeable future.  Rather, we will retain earnings, if any, to fund our future growth and there is no assurance we will ever pay dividends in the future.

The provisions in our certificate of incorporation, our by-laws and Nevada law could delay or deter tender offers or takeover attempts that may offer a premium for our Common Stock.
The provisions in our certificate of incorporation, our by-laws and Nevada law could make it more difficult for a third party to acquire control of us, even if that transaction would be beneficial to stockholders.

Other Risk Factors
It is not possible to foresee all risk factors that may affect us.
There can be no assurance that we will effectively manage and develop the Chloride Copper Mine.  You are encouraged to carefully analyze the risks factors discussed above.

Because we do not have an audit, nominating, or compensation committee, shareholders will have to rely on our board of directors, all of which are not independent, to perform these functions.
We do not have an audit, nominating, and compensation committees and our board of directors as a whole will perform these functions. There is a potential conflict in that board members who are management will participate in discussions concerning management compensation and audit issues that may affect management decisions, and that such decisions may favor the interest of our management over our minority shareholders or us.

Our management devotes less than full time to our business, which may negatively impact our operations and/or reduce our revenues.
Our management, devotes less than full time to our business.  Because our management may be unable to devote the time necessary to our business, we may be unsuccessful in the implementation of our business plan.

Our Board Of Directors has the Ability to Issue Preferred Stock  and Determine the Rights, Preferences, Privileges and Restrictions as May Be Set by the Board Without Shareholder Approval Which may Dilute your percentage of ownership of our common stock and Prevent a Change of our Control.
We are authorized to issue ten million shares of blank check preferred stock.  Our Board may issue the shares in response to a hostile take-over attempt, the board could issue such stock to a friendly party or "white knight" or could establish conversion or other rights in the preferred stock which would dilute the common stock and make a transaction impossible or less attractive.

Reports to Security Holders
The public may read and copy any materials we file with the Securities and Exchange Commission (“SEC”),  at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20002. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

Management's Discussion and Analysis Of Financial Conditions and Results Of Operations Plan Of Operation
The following discussion and analysis should be read in conjunction with our financial statements and related notes thereto included elsewhere in this Report on Form 8-K.  Portions of this document that are not statements of historical or current fact are forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Report on Form 8-K should be read as applying to all related forward-looking statements wherever they appear in this Report on Form 8-K. From time to time, we may publish forward-looking statements relative to such matters as anticipated financial performance, business prospects, technological developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. All statements other than statements of historical fact included in this section or elsewhere in this report are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, the following: changes in the economy or in specific industry sectors; changes in operating expenses; the effect of price increases or decreases; the variability and timing of business opportunities,  alliances, customer agreements and supplier authorizations; our ability to realize the anticipated benefits of business strategies; the incurrence of debt and contingent liabilities in connection with our operations; changes in accounting policies and practices; the effect of organizational changes in our corporate structure; the emergence of new competitors; adverse state and federal regulation and legislation; and the occurrence of extraordinary events, including natural events and acts of God, fires, floods and accidents.

We acquired an 80% interest in the Chloride Copper Mine on June18, 2010.  The Chloride Copper Mine property consists of 37 unpatented lode mining claims and 12 millsite claims and it is located 24km northwest of Kingman, in the Wallapai District, Mohave County, Arizona. The Chloride Copper Mine is an open pit mine and the existing SXEW processing plant.

The Chloride Copper Mine deposit is hosted by Late Tertiary conglomerates and, to a lesser extent, by Quaternary alluvium and Cretaceous granitic rocks. Copper mineralization at Chloride Copper Mine is in the form of mineralized lenses contained within a paleochannel a few thousands of feet long and up to 750 feet wide. The source of copper at Chloride Copper Mine is interpreted to be the low grade porphyry-type copper mineralization at Alum Wash, about 3.5 miles northeast of the Chloride Copper Mine deposit. The mineralization is characterized by dark blue to black rock similar to the Exotica deposit, a satellite of the huge Chuquicamata copper deposit in Chile

Our intent is to secure funding in order to put the Chloride Copper mine into production.  We have no commitments for any funding as of yet and will not be able to maintain an on-going business unless we are able to secure funding in the short-term.

We currently employ 1 security guard and 1 maintenance person on the property.  Currently management includes the interim  Chief Executive Officer and one other board member. Total employees by the end of August is expected to increase to a total of 6 employees.  Once we begin  production we expect to  employ up to 20 employees.   There are currently no management contracts signed, however, this will change once the positions are filled with permanent employees. The following discussion and analysis of our financial condition and results of operations is intended to assist you in understanding our financial position as of June 15, 2010. The attached pro-forma forecasts operations until 2015.  We have not included a discussion of our financial condition or results of operations for any prior periods because we did not generate revenue or have significant operations prior to June 15, 2010, when we completed our acquisition of an 80% interest of the Chloride Copper Mine.

Prior to the acquisition of Medina we had minimal operations that consisted of locating interests in oil producing properties.  These interests were located in Louisiana and Kansas and consisted of interests in the following wells (the “Wells”):

(i) Snapper #2 Well- .04% of the working interest and .03% of the net revenue interest;
(ii) Smith A #2 Well- .35% of the working interest and .03% of the net revenue interest;
(iii) Shomaker #2, B- .35% of the working interest and .03% of the net revenue interest; and
(iv) Roger #2 Wells- .35% of the working interest and .03% of the net revenue interest.

As we disclosed in our annual report on Form 10-K for the period ending December 31, 2009, prior to our assessment of the problems related to production of the Wells; we did not consider any activity beyond the exploration program involving the aforementioned interests. By the end of the period ending December 31, 2009, the Wells encountered several problems related to production and we undertook an evaluation of these problems during the first quarter of 2010.  Because of the problems we identified concerning the Wells, on March 8, 2010, we executed an agreement whereby we assigned 100% of our right, title and interest in and to the oil and gas leases located in Louisiana and Kansas to Sierra Asset Holdings LLC in cancellation of the indebtedness evidenced by the promissory note (and accrued interest).  At this time we began to consider other exploration and development projects.  After one failed transaction, on April 23, 2010, we successfully negotiated and executed an agreement  to purchase 80% of the Chloride Copper Project near Kingston, Arizona in exchange for 12,750,000 shares of our restricted common stock.  We are reporting the completion of this transaction on this report on Form 8-K.

The statements in this discussion regarding market conditions and outlook, expectations regarding future performance, our liquidity and capital resources and other statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described under “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors.” Actual results may differ materially from those contained in or implied by any forward-looking statements.

Overview
Our Business.
We were formed to engage in the exploration and development of interests in natural resource properties. We are presently focused on exploration and mining, including but not limited to operating a copper mine. Our primary business is to operate the Chloride Copper Mine in Arizona, (the acquisition).

The following table sets forth certain information concerning the ownership status of the Chloride Copper Mine.

Name	Percentage of ownership
Sierra Resource Group, Inc.	80%
Medina Property Group, LLC	20%

Business Outlook.
Generally.
Expectations about future infrastructure growth have historically been a key driver for copper demand.  It is the industry consensus that global copper consumption will increase by about 5% percent in 2010 to approximately 18.5 million metric tons and Copper could average $8,000 per metric ton in the second quarter of 2010 due to strong industrial production (IP) growth (7 percent) in 2010.  In addition, demand by the year 2035 this could increase to 37 million metric tons. (source CRU Forecasts).

Despite the global economic downturn and the volatility in base metal prices demand for copper has remained strong due to demand from China and speculation on that demand.

Key Drivers of Our Business.
Revenue.
Our revenue depends principally upon the amount of copper we can produce. Maximum capacity in our plant in the Chloride Copper mine is approximately 450,000 pounds per month or 5,400,000 pounds per year but there can be no assurances that we will achieve capacity.

Operating Expenses.
Our operating expenses are primarily affected by cost of labor, repairs and maintenance as well as utilization of our plant. Some of our costs are fixed in nature or do not vary at the same time or to the same degree as changes in revenue. For instance, the price of red-dye diesel.

General and Administrative Expenses.
General and administrative expenses are estimate at $7,000,000 million for the 2011.  For 2012 they increase to $10,000,000; 2013 to $11,000,000; 2014 to $12,000,00; 2015 to $12,500,000. The primary cost increases were in compensation expense, travel expense, professional fees, compliance expense and insurance expense. The general and administrative costs, including marketing costs for the issuer, are included in our general and administrative expenses.

Interest Income.

Liquidity and Capital Resources.
As of June 18, 2010 we do not have liquidity and or capital resources. We must raise funds in order to maintain an on-going business. We plan to raise working capital funds privately through our existing shareholders and raise enough funds to begin mining operations on Chloride Copper through loans and/or private equity.

Critical Accounting Policies and Accounting Estimates.
The preparation of financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the policies below as critical to our business operations and the understanding of our financial operations. The impact of these policies and associated risks are discussed in this Management’s Discussion and Analysis of Financial Condition and Results of Operation where such policies affect our reported and expected financial results.

Market Risk.
Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices and other market driven rates or prices. We do not foresee engaging in any substantive commercial business in 2010; however we intend to begin producing copper from our Chloride Copper mine in January 2011. Although our production from Chloride Copper mine will not be substantial enough to sell our product, (copper) outside of the United States if management changes its business plan and sells outside the United State than we will be exposed to the risks associated with foreign exchange rates, commodity prices, and equity prices. We do not anticipate entering into derivatives or other financial instruments for trading or speculative purposes.

Our only source of revenue will be the production and sale of Copper, at this time. This will place us at major risk should commodity prices drop, specifically the price of copper in the world market. In addition, the SX/EW process we will use for our production relies on other commodities to produce copper such as red-dye diesel and if these prices were to rise our profitability will be affected directly.

Interest Rate Risk.
We intend to apply for loans to assist in our operations and will be subject all risks associated with Interest Rate Risk.

Property and Equipment.
See Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and Exhibit 99 of this Report.

Securities Ownership of Certain Beneficial Owners and Management
Quantitative and Qualitative Disclosures About Market Risk
Our operations do not employ financial instruments or derivatives which are market sensitive and we do not have financial market risks.

Security Ownership of Certain Beneficial Owners and Management.
The following table lists stock ownership of our Common Stock as of July 7, 2010. The information includes beneficial ownership by (i) holders of more than 5% of our Common Stock, (ii) each of three directors and executive officers and (iii) all of our directors and executive officers as a group. Except as noted below, to our knowledge, each person named in the table has sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class(1)

James M . Stonehouse 6586 Hypoluxo Rd., Suite 307, Lake Worth, Florida 33467	0	0%

Paul Enright 6586 Hypoluxo Rd., Suite 307, Lake Worth, Florida 33467	0	0%

All Executive Officers and Directors as a Group (2 Persons)	0	0%

Black Diamond Realty Management, LLC(1)(2)	3,167,000	16. %

Medina Property Group LLC(1)(3)	12,750,000	65%

(1) Based on 19,592,000 (giving effect to shares retired by Black Diamond Realty Management LLC and shares issued to Medina in exchange for the purchase of the Chloride Copper Project)

(2) The stockholder’s address is 498 Newtown Road, Littleton, MA 01450 and the stockholder is controlled by Brian Hebb.

(3) The stockholder’s address is 2665 Executive Park Drive, Suite #2 Weston FL 33331 and the stockholder is controlled by George Medina.

Directors, Executive Officers, Promoters and Control Persons.
Post-Merger Management

Name	Age	Positions and Offices Held

James M. Stonehouse	57	Director

Paul Enright	47	Director

James M. Stonehouse, CA Professional Geoscientist # 5518

From August, 2009 to the present, Mr. Stonehouse has been an independent consultant in the mining industry.  From January, 2007 through August, 2009, Mr. Stonehouse was Vice President of Operations- Quito, Ecuador and Prescott, Arizona for Copper Mesa Mining Corporation. From September, 2005 through May 2007, Mr. Stonehouse was Vice President Exploration for Channel Resources Ltd. in Quito, Ecuador.  From Janaury, 2005 through September, 2005, Mr. Stonehouse was Vice President Operations and Manager Mine Construction for Frontier Mining Ltd. in Almaty and Kurchatov, Kazakhstan.  Mr. Stonehouse has a bachelor’s degree with honors in Earth Sciences, 1974 from Dartmouth College and a master’s Earth Sciences, 1976 from Dartmouth College.

Paul Enright
Mr. Paul Enright from 2003 -2005 has been an Independent Consultant for Public Companies. Mr. Paul Enright is also a partner and founder of Hoss Capital LLC. From 02/21/07 to present, Mr. Enright was also a partner and founder of Technology Partners LLC; from 01/11/2006 to present, he is an acting Manager in both LLC's. In April of 2008 to December of 2008, Mr. Paul Enright has acted as the Vice -President of Business Development for Marine Exploration Inc. From December 10, 2008 to the present, Paul D. Enright has acted as President and Director of Marine Exploration Inc.

Audit Committee Financial Expert.
 We do not have an audit committee or a compensation committee of our board of directors. In addition, the our board of directors has determined that we do not have an audit committee financial expert serving on the board. When we develop our operations, we plan to create an audit and a compensation committee and will seek an audit committee financial expert for its board and audit committee.

Conflicts of Interest.
There are no conflicts of interest with any officers, directors or executive staff.

Executive Compensation.
None of our officers and/or directors received any compensation for their respective services rendered to us, nor have they received such compensation in the past. They all have agreed to act without compensation until authorized by the Board of Directors. As of the date of this report, we have no funds available to pay our directors. Further, none of the directors are accruing any compensation pursuant to any agreement with us.  We have not adopted any retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of our directors, officers and/or employees.

Directors, Executive Officers, Promoters and Control Persons, Conflicts Of Interest.
No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of its employees.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.
Generally. Our common stock is traded on the OTC Bulletin Board, under the symbol “SIRG”. The following table sets forth, for the periods indicated, the high and low bids as reported by the OTC Bulletin Board. The prices in the table may not represent actual transactions. These quotations reflect inter-dealer prices, without retail markup, markdown or commissions.

	High	Low
2010
First Quarter	$0	0
Second Quarter	$.90	.90

2009
First Quarter	$0	0
Second Quarter	$0	0
Third Quarter	$0	0
Fourth Quarter

As of July 6, 2010, the last reported sale price of our common stock on the OTC Bulletin Board was $0.90.

As of July 6, 2010, there were approximately forty (40) holders of record of our common stock. This number does not include stockholders for whom shares were held in a “nominee” or “street name.”

Dividends. We have never paid or declared cash dividends on our common stock. We currently intend to use available cash from operations in the operation and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

Share Redemption. Black Diamond Resources retired 5,348,000 shares of common stock which it held to our treasury. We did not provide any consideration or compensation in connection with this redemption. We affected the redemption to reduce the long-term dilutive effect on our future earnings per share that would have been caused if these shares remained outstanding. Because we did not pay any consideration or compensation in connection with the redemption, the redemption did not have a material adverse affect on our cash position.

Description of Securities.
Our authorized capital stock consists of 160,000,000 shares of capital stock of which 150,000,000 are designated as Common Stock, par value $.001 per share and 10,000,000 are designated as Preferred Stock of which the rights, preferences and designations shall be determined by the Board of Directors. The following statements relating to the Common Stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the Certificate of Incorporation, amendment to the Certificate of Incorporation and the By-laws, copies of which are filed as exhibits to this Report on Form 8-K.

Common Stock.
Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Dividends
Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings for our operations.

Indemnification of Directors And Officers.
Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.502(1) or 78.502(2), or in defense of any claim, issue or matter therein.

NRS 78.502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747, provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

 In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item  3.02 - Unregistered Sale of Equity Securities.
In exchange for our purchase of the Chloride Copper Interest, we issued 12,750,000 shares of our common stock to Medina and  paid cash consideration of $125,000. We relied upon Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 of Regulation D there under, as amended (“the Act”) in connection with the above issuances of the securities, which we believed were available because:

•	We are not and were not a blank check company at the time of the offer or sale;

•	Medina had business experience and was an accredited investor as defined by Rule 501 of Regulation D of the Act;

•	The offer and sale to Medina was a private offering and we did not engage general solicitation or advertising in connection with the offer and sale to Medina;

•	Medina had a preexisting relationship with us and members of our management;

•
The Certificates representing the common shares issued to Medina are conspicuously marked with a restrictive legend indicating the securities represented by the certificate have not been registered and are restricted securities; and

•	No party received any transaction-based compensation in connection with the offer and sale to Medina.

Item  5.01 – Changes In Control of Registrant.
Not Applicable.

ITEM 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On June 18, 2010 Michael Doherty resigned as our Director, President (Principal Executive Officer), Chief Financial Officer, and Secretary. Mr. Doherty had no disagreement with us on any matter related to our operations, policies or practices.  On June 18, 2010, Joshua Rohbock resigned as Director. Mr. Rohbock had no disagreement with us on any matter related to our operations, policies or practices. On June 18, 2010, James M. Stonehouse and Paul Enright were appointed as members of our Board of Directors to serve until their successor is elected and qualified or their earlier death or resignation.

ITEM 5.03.  Amendment to Articles of Incorporation or Bylaws; Change In Fiscal Year.
Amendment to our Certificate of Incorporation.
On June 1, 2010, we amended our  Certificate of Incorporation (the “Amendment”) to: (i) declare a dividend (the “Dividend”) of our common stock so that each holder of one (1) share of common stock received an additional five (5) shares; (ii) authorize the issuance of 10,000,000 shares of preferred stock (the “Preferred Stock”); and (iii)  increase the number of common shares (the “Common Shares”) we are authorized to issue from 25,000,000 to 160,000,000.

The Dividend.
On July 14, 2006, we declared a five (5) share dividend (the “Dividend Shares”) for each one (1) share of our common stock held.  The effective  date of the Dividend was June 25, 2010 (the “Effective Date”).  Outstanding stock certificates representing our common shares will continue to be valid, with each stock certificate representing the common shares outstanding prior to the Dividend being deemed to represent six times (6) the number of shares shown on the certificate. As of the Effective Date, each certificate representing common shares outstanding prior to the Dividend are deemed, for all corporate purposes, to evidence ownership of the increased number of common shares reflecting the Dividend Shares.  In the future, new stock certificates will be issued reflecting the Dividend Shares, but this will not affect the validity of a Stockholder’s current stock certificate(s) representing common shares held prior to the Effective Date. Certificates representing the new Shares reflecting the dividend will be issued as stock certificates representing Shares prior to the dividend are tendered by their respective holders for exchange or transfer to our transfer agent.

Preferred Shares.
As a result of the Amendment we are authorized to issue 10,000,000 preferred shares with such voting powers, designations, preferences, limitations, restrictions and relative rights as established by our Board of Directors.

Common Shares.
As a result of the Amendment we are authorized to issue 160,000,000 Common Shares. After the Dividend Shares are issued, we will have 73,140,000,  Common Shares outstanding  Prior to the Amendment we were authorized to issue 25,000,000 Common Shares and we had 12,190,000 Common Shares outstanding.

We effected the Amendment so that we could issue either  the Common or Preferred in the future  for proper business purposes including for potential capital-raising purposes without the related expense and delay of a special stockholders’ meeting. We do not intend to seek stockholder approval prior to any issuance of the Securities unless stockholder approval is required by applicable law or stock market or exchange requirements.

The foregoing description of the Amendment and its effect on our Stockholders is only a summary, does not purport to be complete and is qualified in our entirety by reference our Definitive Schedule 14C filed with the Securities and Exchange Commission on or about  May 11, 2010, which is incorporated herein by reference.

SECTION 5.06 - Change in Shell Company Status.
Not Applicable.  We believe that we are not  a “Shell Company” as that term is defined by Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act because we have a limited operating history and as such, we do not have “no or nominal operations”.   Our operations were previously disclosed in our registration statement filed on Form S-1, declared effective by the Securities and Exchange Commission on February 9, 2009. On April 30, 2008, we acquired certain working interests in oil and gas leases in Louisiana and Kansas consisting of the following wells:
(i)  Snapper #2 Well- .04% of the working interest and .03% of the net revenue interest;
(ii) Smith A #2 Well- .35% of the working interest and .03% of the net revenue interest;
(iii) Shoemaker #2, B- .35% of the working interest and .03% of the net revenue interest; and
(iv) Roger #2 Wells- .35% of the working interest and .03% of the net revenue interest.

Our production wells had encountered several problems and we undertook an evaluation of these problems during the first quarter of 2010.  In January 2010, we began locating and evaluating copper producing properties for acquisition or joint venture agreements.  After one failed transaction we successfully negotiated executed an agreement on April 23, 2010, to purchase 80% of the Chloride Copper Project near Kingston, Arizona.  This transaction has not been completed and we anticipate completing the transaction if the results of our diligence review are satisfactory. Because of the problems we identified concerning the production wells, on March 8, 2010, we assigned 100% of our right, title and interest in and to the oil and gas leases to Sierra Asset Holdings LLC in cancellation of the indebtedness evidenced by the promissory note (and accrued interest) and we focused our efforts on negotiating the purchase of the Chloride Copper and identified other copper producing properties. We completed the acquisition of the Chloride Copper project on June 23, 2010.

Section 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired 99.1 Emerald Isle Cash Flow Analysis

(d)	Exhibits

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated April 23, 2010, by and among Sierra Resource Group, Inc. and Medina Property Group LLC*
3.1	Articles of Incorporation
3.1(a)	Amendments to the Articles of Incorporation
3.2	Bylaws
10.1	Asset Valuation
10.2	St. Genevieve Resources Emerald Mine Technical review, December 15, 2006
10.3	Equipment Inventory
10.4	Ascendent Copper Corp Scope Study December 2007
10.5	Technical Report on the Emerald Isle Copper Deposit March 10, 2006

99.1	Emerald Isle Cash Flow Analysis

*Incorporated by reference to Exhibit 10.1 of our filing on Form 8-K on April 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July ___, 2010
Sierra Resource Group, Inc.

By:	/s/ Paul Enright
Paul Enright
Director